UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2007

Commission File Number: 333 - 134175

LEXINGTON ENERGY SERVICES INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(state or other jurisdiction of incorporation or organization)

736 Second Avenue East, Brooks, Alberta T1R 1B8

(Address of principal executive offices)

403-279-4550
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On October 24, 2007 Lexington Energy Services Inc. (the “Company”) completed a private placement of 1,103,000 restricted units at a price of $0.50 per unit, raising a total of $551,500.  Each unit consists of one restricted common share and one non-transferable warrant to purchase of one further restricted common share at an exercise price of $0.60 per share, exercisable for a period of two years from the date of issuance.

The capital raised will be used for administrative and operating expenses.

With respect to the unregistered sales made, the Company relied on Regulation S of the Securities Act of 1933, as amended.  The Company did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units.  Each investor was not a US person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a US person.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2007	LEXINGTON ENERGY SERVICES INC.
(Registrant)
	By :	/s/ Brent Nimeck
President, Chief Executive Officer, Chief Operating Officer.